Exhibit 10.2
Luminent, Inc.
Luminent Inc.
and
Fiberxon Inc.

Agreement

[CHINESE CHARACTERS EXCLUDED]

Index

1.	Definitions and Interpretations	3

2.	Standby Letters of Credit	5

3.	Joint and several liabilities	8

4.	Special Terms	10

5.	Representations, undertakings and warranties	11

6.	Notice	15

7.	Confidentiality	18

8.	Termination	18

9.	Breach of Agreement	20

10.	Dispute Resolutions	20

11.	Applicable Law	21

12.	Other Provisions	21

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Agreement
This Agreement (hereinafter referred to as “This Agreement”) is executed by the authorized representatives of each party in California and Shenzhen, China respectively on the 28th day of March, 2007.
(1) Party A : Luminent, Inc.
     Registered office address: 20550 Nordhoff Street, Chatsworth, CA 91311, United States of America
(2) Party B : Fiberxon Inc
     Registered office address: (“18th and 19th Floor, Dawning Building, # 12 Keji South Road, Hi Tech Park, Shenzhen 518057, People’s Republic of China”)
     Legal representative: (“Li Ji”)
(3) Fiberxon, Inc.
     Registered office address (or residential address): 5201 Great America Parkway, Suite 340, Santa Clara, CA95054, United States of America
     Legal representative : (“Lu Ying”)
WHEREAS:

(A)	Party A is a limited liability corporation established under the laws of Delaware, United States of America and has the capacity to enter into this Agreement;

(B)	Party B is a wholly foreign owned enterprise established under the laws of the People’s Republic of China, is a separate legal entity as has the capacity to enter into this Agreement;

(C)	Party C is a limited liability corporation established under the laws of Delaware, United States of America, owns 100% of the equity interests of Party B under the laws of the People’s Republic of China and has the capacity to enter into this Agreement;

(D)	Party B currently requires new banking facilities from CITIC Bank. Party B and its shareholders request the support of Party A in order to fulfill CITIC Bank’s requirements for granting the banking facilities;

(E)	Party A’s parent company, MRV Communications, Inc., and Party C have entered into a merger agreement regarding the acquisition of Party C, including Party C’s interests in Party B on 26 January 2007 (the “Merger Agreement”). In anticipation of the closing of the transactions contemplated by the Merger Agreement, Party A agrees to provide the necessary support to Party B in order for CITIC Bank to grant the banking facilities to Party B.

As such, Party A, Party B and Party C (any one party shall hereinafter be referred to as a “Party”, collectively “All Parties”) have, after friendly negotiations, agree to enter into this Agreement.
1.	Definitions and Interpretations

1.1	In this Agreement, except where the context otherwise requires, the following words and expressions shall have the following meanings:

“Standby L/C”	means a Standby Letters of Credit issued by Party A’s banker in favour of CITIC Bank Shenzhen Branch pursuant to the terms and conditions of this Agreement;

“Working Day”	means the days of which banks within the territory of the People’s Republic of China are open for business (except for Saturdays and Sundays);

“Domestic Loan	means the Standby L/C issued by Party A’s bankers

Agreement”	accepted by CITIC Bank Shenzhen Branch, the loan agreement or other agreements, arrangements and documents signed by Party B and CITIC Bank Shenzhen Branch pursuant to the terms of this Agreement;

“US$”	means the lawful currency of the United States of America;

“PRC”	means the People’s Republic of China, which for the purpose of this Agreement, excludes the Hong Kong Special Administrative Region of the PRC, the Macau Special Administrative Region of the PRC and Taiwan;

“PRC Law”	means laws, regulations, resolutions, directions, judicial interpretations and other decisions or orders that are binding from any levels of legislative bodies in the PRC or any departments established by such legislative bodies, the Supreme People’s Court and the Supreme People’s Procuratorate.

1.2	The headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.3	References to Clauses and Sub-clauses are to clauses and sub-clauses to this Agreement.

1.4	References in this Agreement to any laws and regulations shall be construed as references to those laws and regulations as respectively modified or re-enacted from time to time.

2.	Standby Letters of Credit

2.1	Party A shall, through an issuing bank to be chosen by Party A, issue the Standby L/C in the amount of US$4,000,000 in favour of a Shenzhen branch of CITIC Bank specified by Party B, within one (1) Working Day from the date of signing of this Agreement, for the purpose of providing a guarantee as collateral to the domestic loans granted by CITIC Bank Shenzhen Branch to Party B.

2.2	Party B shall reimburse all legal charges reasonably incurred by Party A in arranging the issuance of the Standby L/C to Party A.

2.3	Party B shall provide accurate, complete and correct information to Party A, including but not limited to all the requirements and conditions of CITIC Bank Shenzhen Branch in order to ensure that CITIC Bank Shenzhen Branch will accept the Standby L/C issued by Party A through Party A’s banker.

2.4	Party B shall upon signing of each Domestic Loan Agreement forthwith provide copies of such Domestic Loan Agreement to Party A.

2.5	Party B shall be responsible to cause CITIC Bank Shenzhen Branch to report and register the Standby L/C issued by Party A’s banker and the provision of banking facilities by CITIC Bank Shenzhen Branch to Party B with the State Administration of Foreign Exchange in accordance with the PRC Law.

2.6	If Party B breaches any terms of the Domestic Loan Agreements which in turn causes CITIC Bank Shenzhen Branch to claim against the bank who issued the Standby L/C and that pursuant to the terms of the Standby L/C, Party A is required to make any repayments to CITIC Bank Shenzhen Branch through the Standby L/C arrangement and to bear other obligations as a result of Party B’s breach of the terms of the Domestic Loan Agreement, Party A shall have the right to rely on this Agreement and also the Standby L/C to claim against Party B and Party B shall indemnify Party A for all economic losses suffered by Party A, including but not limited to the payment of any loan principals, interests and penalty interests by Party A to CITIC Bank Shenzhen Branch pursuant to the Domestic Loan Agreement and any other losses suffered by Party A.

2.7	In the event that Party A is required to make any repayments to CITIC Bank Shenzhen Branch through the Standby L/C arrangement and to bear other obligations as a result of Party B’s breach of the terms of the Domestic Loan Agreement, Party B shall be responsible to apply to the State Administration of Foreign Exchange for a registration of foreign debt. Party B hereby warrants to Party A that there are no legal obstacles that cannot be resolved in respect of the registration of foreign debt with the State Administration of Foreign Exchange. In the event that legal obstacles do exist and Party B fails to complete the foreign debt registration process, Party B shall be responsible for all legal consequences including but not limited to do all such things as may be required by PRC Law to rectify the situation and to accept any administrative penalties imposed by the PRC government and to indemnify Party A for any losses or damages suffered by Party A as a result of Party B’s failure to complete the foreign debt registration process.

2.8	If, for any reason, as a result of failure to comply with the PRC law or failure to complete the approval or registration requirements under PRC law, (i) Party A shall not be responsible for any direct and indirect obligations as a result of the PRC government imposing any administrative penalties against Party B and/or CITIC Bank; (ii) Party B shall indemnify Party A for all negative consequences, losses incurred or damages suffered by Party A as a result of or in relation to Party A’s performance of the terms under this Agreement and/or the Standby L/C.

3.	Joint and several liabilities

3.1	Party B and Party C shall, on a joint and several basis, be responsible to indemnify Party A for any economic losses suffered by Party A as a result of Party B’s breach of the Domestic Loan Agreements, including but not limited to: (i) the compensation payments required to be made by Party A pursuant to the Standby L/C; (ii) penalty interests, bank charges, litigation or arbitration costs, legal costs, etc; (iii) any other compensatory obligations which Party B is liable to Party A pursuant to the terms of this Agreement.

3.2	Party C’s joint and several liabilities towards Party A shall remain to be valid for a period of two (2) years after the repayment of all indebtedness under the Domestic Loan Agreement.

3.3	If Party A made a claim against Party C directly pursuant to Clause 3.2 above, Party C hereby unconditionally and irrevocably waive its rights to (i) demand Party A to wait until Party B completes the foreign debt registration procedures before bringing a claim against Party C for losses or damages suffered or (ii) rely on the fact that Party B has not completed the foreign debt registration procedures as a defense and avoid indemnifying Party A for any losses or damages suffered by Party A.

4.	Special Terms

4.1	Party B shall only utilise the funds borrowed pursuant to the terms of the Domestic Loan Agreements for the specific purposes permitted under the Domestic Loan Agreements and such permitted purposes shall be the same as those already disclosed to Party A by Party B.

4.2	Party B shall give two (2) Working Days’ prior written notice to Party A containing the intended recipient and amount of payments that will be settled by utilizing the funds deposited in the special loan account opened with CITIC Bank. Thereafter, Party B shall send copies of receipts of payments or evidence of settlement to Party A within three (3) Working Days.

4.3	Party B shall submit a written report to Party A at least once every thirty (30) days containing: (i) statement of the special loan account issued by the CITIC Bank; (ii) bank statements of the basic settlement account of Party B; (iii) monthly financial statements of Party B.

4.4	If Party B fails to repay any installments in accordance with the Domestic Loan Agreements in full, Party B shall, no later than the next day following the occurrence of such event, notify Party A in writing by fax together with other methods of communication.

4.5	If Party A seeks indemnity from Party B and Party C for loss suffered by party A as a result of any compensation made pursuant to the terms and conditions of the Standby L/C and such compensation was made due to Party B’s breach of the terms of the Domestic Loan Agreements, Party B, as a result of its undertaking to Party A pursuant to Clauses 2.6 and 2.7 of this Agreement, Party B and Party C hereby unconditionally and irrevocably agrees to waive its right to rely on the following defenses or other similar defenses that will exempt Party B or Party C from indemnifying Party A’s loss or damages (regardless of whether such defenses are permitted under PRC law); (i) Party B shall not be responsible to indemnify Party A due to the fact that This Agreement and/or the Standby L/C and/or the Domestic Loan Agreements are not in compliance with the PRC law or have not been approved by or registered with the PRC government; (ii) Party A shall be liable for the consequence of failure to seek approval from the PRC government or to register with any PRC government authorities in respect of this Agreement and/or the Standby L/C and/or the Domestic Loan Agreements.

5.	Representations, undertakings and warranties

5.1	Party B and Party C hereby unconditionally and irrevocably represent, undertake and warrant to Party A that all representations, undertakings and warranties made by Party B and Party C are accurate, correct, valid and not misleading and that:

(a)	Party B and Party C have the full power and authority to enter into and perform this Agreement. Party B and Party C have completed all necessary procedures to enable their respective authorized representatives (if applicable) to execute this Agreement. This Agreement, when executed, constitutes a legally binding agreement and all the terms and conditions under this Agreement are enforceable and binding against Party B and Party C.

(b)	Party B and Party C shall, at the time of entering into this Agreement, perform their respective obligations in accordance with the terms and conditions of this Agreement and shall not breach any of the following;
(i)	any laws, regulations, any directions, regulations issued by administrative bodies or government departments and any orders, prohibition orders, directions, decisions or judgments issued by any judicial bodies, government authorities against Party B and Party C; or

(ii)	any documents that binds the operation of Party B and Party C or the articles of association of Party B and Party C (if applicable to Party C) at the time of signing of this Agreement, including (but not limited to) the articles of association of Party B and Party C (if applicable to Party C) and other constitutional documents; or

(iii)	any agreements of which Party B and Party C is a party, or any binding agreements, guarantee, other undertakings or written instrument regarding their assets.
(c)	As at the date of signing of this Agreement, Party B and Party C have not been involved in any material litigation or arbitration, are not aware of the existence of any material litigation, arbitration or contingent liabilities involving Party B and Party C, and is not and will not be the subject matter of any winding-up proceedings. Each of Party B and Party C has the necessary capacity and authorization to execute this Agreement and to comply with the terms of this Agreement, and all terms contained in this Agreement shall be binding on them;

(d)	Apart from normal business activities and unless otherwise agreed by Party A in writing, Party C, in its capacity as a shareholder of Party B, shall not and shall procure that any directors of Party B as nominated by Party C will not do any of the following:
(i)	any actions that will have a negative impact on the normal business operation or adverse effect on the completeness of the business structure of Party B or its subsidiaries;

(ii)	Party B or any of its subsidiaries (i) increase or decrease its registered capital; (ii) changes to shareholders and the shareholding structure; (iii) distribution of profits;

(iii)	Party B or any of its subsidiaries (i) be liable for or amend any material obligations (including liabilities); or (ii) change, amend or terminate any material contracts, or abandon, transfer any material rights or requests; provide any material deposits, prepayments, capital expenditure or any investments to any parties; or (iii) make any material commitments or enter into any material transactions (including any capital investments or purchase, sale, lease, hire, pledge, charge its assets or deal with its assets in any other way);

(iv)	Party B or any of its subsidiaries approving any proposals or pass resolutions regarding the winding-up of, dissolution of or restructuring of Party B or any of its subsidiaries.
5.2	Party A hereby unconditionally and irrevocably represents, undertakes and warrants to Party B and Party C that all representations, undertakings and warranties made by Party A are accurate, correct, valid and not misleading and that:
(a)	It has full corporate power and authority to enter into and perform this Agreement. The board of directors of Party A has authorized the authorized representative to enter into and execute this Agreement.

(b)	The execution and performance of this Agreement by Party A will not (i) contradict or violate any provisions contained in Party A’s articles of association; (ii) lead to or constitute a breach of any terms, conditions or provisions contained in any material agreements of which Party A is a party; or (iii) violate any applicable laws, government approvals or permits to Party A or any of its assets.

6.	Notice

6.1	Any notices, claims, formal requests, writs or summons, documents or other notices (hereinafter referred to as “Notices”) that are required to be given under this Agreement shall be in Chinese and English and shall be in writing. Such Notices may be personally delivered, or otherwise be delivered to the relevant Party using the following addresses and fax numbers (or other addresses or fax numbers notified by the receiving Party in writing to all other Parties):

To Party A:

Address: 20550 Nordhoff Street, Chatsworth, CA 91311, United States of America.

Fax number : 1 818 349 9258

Attention : Mr. Brett Chloupek

To Party B:

Address : (“18th and 19th Floor, Dawning Building, # 12 Keji South Road, Hi Tech Park, Shenzhen 518057, People’s Republic of China”)

Fax number: 86 755 2698 6666

Attention: (“Li Ji”)

To Party C:

Address: 5201 Great America Parkway, Suite 340, Santa Clara, CA95054, United States of America

Fax number: 1 408 562 6289

Attention: (“Lu Ying”)

Any Notices or other communication shall be deemed to be delivered to the receiving Party when:

Delivery method Time of which Notices are deemed to be delivered

Local post or courier 24 hours

Fax Upon transmission

Courier by air 3 days

Normal airmail 5 days

6.2	Any Notice delivered pursuant to Clause 6.1 above shall be deemed to have been served; in proving that a Notice has been delivered or served, evidence that the Notice has already been delivered to the address of the receiving Party or the address of the receiving Party has been correctly quoted on the envelope enclosing the Notice to the receiving Party shall be sufficient. If a Notice is delivered by fax, a confirmation or report generated by the fax machine of the sending Party confirming transmission of fax message shall be sufficient as prove of delivery of Notice to the receiving Party.

6.3	This Agreement does not preclude the Parties from using other methods to deliver any Notices that are permitted by law or relying on other evidence as prove of delivery of service of Notice.

7.	Confidentiality

7.1	Each of the Parties hereby agrees that: unless otherwise required by PRC Law or any other governing authorities (or pursuant to the directions issued by such authorities), each Party and its respective representatives, consultants and employees shall not disclose any information, requirements, particulars or other related information regarding this Agreement or make any announcements to pubic regarding the aforesaid information unless the remaining Parties have consented to such disclosure in writing.

7.2	This Clause, including the confidentiality obligations and restrictions on disclosure of information shall survive termination of this Agreement.

8.	Termination

8.1	This Agreement shall continue to be in full force and effect and shall not be terminated until all rights, obligations, responsibilities, representations and warranties contained in this Agreement and the Domestic Loan Agreement have been fulfilled or completed. In the event that this Agreement has been terminated for any reason, Party A shall reserve its rights to seek indemnity for any losses or damages suffered by Party A as a result of Party B or Party C’s breach of any representations and warranties.

8.2	Party A and Party B may by agreement in writing terminate this Agreement, Party C’s joint and several obligations under this Agreement shall, with the exception for its obligations under Clauses 7.2 and 8.1 hereof, be terminated simultaneously.

9.	Breach of Agreement

9.1	Any Party who breaches or fails to perform any obligations in accordance with the terms of this Agreement, provide any incorrect information, documents data or made any false or incorrect or misleading representations, undertakings and warranties (including but not limited to any representations, undertakings and warranties under this Agreement) which affects other Party’s rights under this Agreement shall be deemed to have committed a breach to this Agreement.

9.2	The Party that committed a breach to this Agreement shall be liable to compensate the non-defaulting Parties all losses and damages suffered by such non-defaulting Parties including the loss or damages caused by the breaching Party’s breach of representations, undertakings and warranties.

10.	Dispute Resolutions

10.1	Negotiations
(a)	Any disputes between the Parties in relation to the existence, interpretation, binding effect, enforceability or termination of this Agreement or any other related issues shall be resolved by the Parties through friendly negotiations. All Parties should use their best endeavours to resolve such disputes through friendly negotiations.

(b)	If such disputes cannot be resolved within thirty (30) days from the date of which a Party has served a written notice of dispute to the other Parties, either Party may commence legal proceedings in court. This Agreement shall be governed and construed by the laws of the PRC and the Parties hereto irrevocably submits to the non-exclusive jurisdiction of the courts of the PRC. This Agreement may be enforced by courts of any competent jurisdictions.
11.	Applicable Law

11.1	This Agreement shall be governed by, and construed in all respects in accordance with, the laws of the People’s Republic of China. In the event that the laws of the People’s Republic of China do not contain any specific requirements on a particular issue, the Parties may rely on international common practices.

12.	Other Provisions

12.1	This Agreement sets out the entire agreement and understanding between the parties in relation to the transactions hereby contemplated, and supersedes all previous agreements, arrangements and understandings, oral or written, between them with regard to such transactions and neither Party is entering into this Agreement or any of the arrangements contemplated hereby in reliance upon any representation or warranty not expressly set out in this Agreement. This Agreement is not intended to and does not effect, supersede, amend or otherwise impact the Merger Agreement.

12.2	Any amendment to this Agreement shall only be effective and binding if it is in writing and signed by both Party A and Party B. If any amendment to this Agreement increases the obligations of Party C as a guarantor, such amendment shall only be effective and binding if it is in writing and signed by Party C.

12.3	No party hereto shall assign the rights, powers, or benefits of this Agreement to any third party without the consent of all the parties to this Agreement.

12.4	None of the provisions of this Agreement shall be deemed to constitute any partnership relationship between the Parties, nor shall any provision of this Agreement be deemed by any Party hereto as appointing the other Parties, or any of them, as the nominee of such Party.

12.5	No failure by any Party hereto in exercising any right, power or remedy under this Agreement against the other Parties, or any of them, to perform any terms and conditions of this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Without limiting the foregoing, no waiver by any Party hereto of any breach by the other Parties, or any of them, of any provision of this Agreement shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof and shall not prejudice such Party’s rights in the event of another breach of the same or any other term of this

Agreement. The rights and remedies of the Parties herein provided are cumulative and not exclusive of any rights and remedies provided by law. Notwithstanding the foregoing, any waiver shall only be effective if it is in writing and expressly sets out the right, power or remedy under this Agreement to be waived.

12.6	In the event that any provision of this Agreement is held to be unenforceable, illegal or invalid by any court of competent jurisdiction, the validity, legality or enforceability of the remaining provisions shall not be affected nor shall any subsequent application of such provisions be affected. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the parties shall get together and negotiate a provision as similar in terms to such invalid, illegal or unenforceable provisions as may be possible and accepted by all parties and be valid, legal and enforceable.

12.7	All of the schedules (if any) referred to in this Agreement shall constitute integral parts of this Agreement and shall have the same legal force and effect as this Agreement.

12.8	This Agreement shall immediately become effective upon the execution by the authorized representatives of the Parties and upon the delivery of the Standby L/C by Party A or its authorized representative to Party B or a CITIC Bank Shenzhen Branch specified by Party B.

12.9	This Agreement shall be executed in both the English and Chinese languages. There are six (6) sets of originals of this Agreement. Each set contains both the English and Chinese versions. Both of the English and Chinese versions shall be executed by the Parties. Parties A, B and C shall each keep one set of these originals and the remaining three sets are kept by the company. Each set of these originals shall have the same legal force and effect.

This Agreement is executed by the authorized representatives of the Parties the day and year first above written.
Luminent Inc. (Party A)
Signature:

/s/ Near Margalit
Name: Near Margalit
Title: CEO
(Party B)
Signature:

/s/ Li Ji
Name: Li Ji
Title: Legal Representative
Fiberxon Inc. (Party C)
Signature:

/s/ Lu Ying
Name: Lu Ying
Title: Acting CEO

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